Item 77C

SCUDDER NEW EUROPE FUND, INC.

The Proxy Statement on Schedule 14A for Scudder New Europe Fund, Inc. (File No. 811-5969), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.